SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 18, 2005

PHOENIX FOOTWEAR GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31309 (Commission File Number)	15-0327010 (IRS Employer Identification No.)

5759 Fleet Street, Suite 220, Carlsbad, California (Address of Principal Executive Offices)		920088 (Zip Code)

(760) 602-9688
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.
SIGNATURES

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry Into A Material Definitive Agreement.

     On April 18, 2005, Phoenix Footwear Group Inc., (“Phoenix Footwear” or the “Company”) through its wholly owned subsidiary Chambers Delaware Acquisition Company (“Chambers Delaware” or the “Buyer”), entered into an Asset Purchase Agreement with Chambers Belt Company, a leading manufacturer of men’s and women’s belts and accessories headquartered in Phoenix, Arizona. Chambers’ stockholders, Charles Stewart, Gary Edman, Kelly Green, Scott Robinson, Dave Mattheson and Scott Adelson are also parties to the agreement. Under the terms of the agreement, Chambers Delaware agreed to purchase substantially all the assets of Chambers Belt Company and assume certain liabilities. Phoenix Footwear Group has provided a guarantee of the same date in favor of Chambers Belt Company, guaranteeing Chambers Delaware’s obligations under the asset purchase agreement.

     The purchase price is $21.5 million (subject to working capital adjustments) for the assets of Chambers Belt, which will be funded through a combination of cash and Phoenix Footwear common stock. The cash portion of the purchase price is expected to be funded through new debt financing. In addition, the Buyer is required to pay $3.0 million in non-compete payments over a five year period and earn-out payments to be made in either cash or Phoenix Footwear common stock during the two years after closing, provided that the Chambers Belt business exceeds earnings performance targets during that period.

     The acquisition, which is subject to financing and other customary closing conditions, including third party consents, is expected to close in the second quarter of 2005. Following the close of the transaction, several key members of Chambers’ management team are to maintain leadership roles at the unit, including Charlie Stewart, CEO, Kelly Green, President of the Women’s Belt Division, and Dave Mattheson, Vice President of Marketing and Sales.

FORWARD-LOOKING STATEMENTS

     This report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. These forward looking statements include, but are not limited to, statements regarding the likelihood and timing of the closing of the transaction. Investors are cautioned that all forward- looking statements involve risks and uncertainty that could cause actual results to differ materially from those in the forward-looking statements. These risks include, without limitation, the possibility that the transaction will not close or that the closing may be delayed, the Company will not achieve anticipated benefits from the transaction, or that the Company will not successfully integrate the operations of Chambers Belt without encountering difficulties such as unanticipated costs, possible difficulty in retaining customers, supplier, licensor or manufacturing relationships, the failure to retain key employees, the diversion of management attention or failure to integrate the Company’s information and accounting systems. More information about potential factors that could affect Phoenix Footwear’s business and financial results is included under the heading “Factors That May Affect Forward Looking Statements” contained in Phoenix Footwear’s Annual Report on Form 10-K for the fiscal year ended January 1, 2005 filed with the Securities and Exchange Commission (the “SEC”), which is available at the SEC’s website at http://www.sec.gov, all of which are incorporated herein by reference. All forward-looking statements included in this press release are based on information available at the time of the release, and Phoenix Footwear assumes no obligation to update any forward-looking statement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX FOOTWEAR GROUP, INC.
Date: April 22, 2005	By:	/s/ Kenneth E. Wolf
		Name:	Kenneth E. Wolf
		Title:	Chief Financial Officer